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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report - January 31, 2006
                        ---------------------------------
                        (Date of Earliest Event Reported)

                                POPULAR ABS, INC.
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             (Exact Name of Registrant as specified in its charter)

        Delaware                 333-115371-13                52-2029487
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(State of Incorporation)     (Commission File No.)      (IRS Employer I.D. No.)

     103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
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                    (Address of principal executive offices)

Registrant's telephone number, including area code: (302) 478-6160

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Item 8.01  Other Events.

     In connection with the issuance of the Mortgage Pass-Through Certificates, Series 2006-A, on January 31, 2006, (i) Popular ABS, Inc., a Delaware corporation ("ABS") entered into a Pooling and Servicing Agreement dated as of January 1, 2006 (the "Pooling and Servicing Agreement"), by and among ABS, as depositor, Equity One, Inc., a Delaware corporation ("Equity One (DE)"), as seller and servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, Popular Financial Funding, LLC, a Delaware limited liability company, as seller, Equity One, Inc., a Minnesota corporation, as seller and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as trustee for the benefit of the certificateholders of the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2006-A ("Trustee"); (ii) ABS entered into an Underwriting Agreement dated as of January 23, 2006 (the "Underwriting Agreement"), by and among ABS, Equity One (DE) and the underwriters identified therein; and (iii) the Trustee entered into an ISDA Master Agreement (including the schedule, credit support annex and confirmations related thereto) dated as of January 31, 2006 (the "Master Agreement") by and between the Trustee and
The Royal Bank of Scotland plc. The Pooling and Servicing Agreement, the Underwriting Agreement and the Master Agreement are annexed hereto as
Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively.

Item 9.01  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

         99.1     Pooling and Servicing Agreement dated as of January 1, 2006.

         99.2     Underwriting Agreement dated as of January 23, 2006.

         99.3     Master Agreement dated as of January 31, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           POPULAR ABS, INC.


                                           By:  /s/ James H. Jenkins
                                                ------------------------------
                                                James H. Jenkins
                                                Executive Vice President and CFO

Dated: January 31, 2006

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                                  Exhibit Index

Exhibit     Document
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99.1        Pooling and Servicing Agreement dated as of January 1, 2006.

99.2        Underwriting Agreement dated as of January 23, 2006.

99.3        Master Agreement dated as of January 31, 2006.